Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38372) pertaining to the F.N.B. Corporation Progress Savings 401(k) Plan of our report dated June 13, 2006, with respect to the financial statements and schedules of the F.N.B. Corporation Progress Savings 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.
/s/ Crowe Chizek and Company LLC
South Bend, Indiana
June 26, 2006